EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Standex International Corporation on Form S-8 of our reports dated August 15, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Standex International Corporation for the year ended June 30, 2000.

/s/  Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts

July 2, 2001